CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION



                                                                   EXHIBIT 10.46

                           DOPASCAN SUPPLY AGREEMENT

                 This SUPPLY AGREEMENT is dated as of July 10, 1996 by and between GUILFORD PHARMACEUTICALS INC., of 6611 Tributary Street, Baltimore, Maryland 21224 U.S.A. ("Guilford"), on the one hand, and NORDION INTERNATIONAL INC., of 447 March Road, P.O. Box 13500, Kanata, Ontario K2K 1X8 CANADA ("Nordion North America"), and its wholly-owned subsidiary NORDION EUROPE S.A., of Zoning Industriel - B-6220, Fleurus, BELGIUM ("Nordion Europe"; Nordion North America and Nordion Europe collectively, "Nordion"), jointly and severally, on the other.

                 WHEREAS, Guilford is the exclusive worldwide licensee of patent rights relating to radiolabeled RTI-55 (or Beta-CIT) and is developing same as an imaging diagnostic for Parkinson's Disease under the name, DOPASCANTM (the "Product"); and

                 WHEREAS, Guilford and Nordion North America are parties to a Development and Supply Agreement, dated as of October 12, 1995 (the "North American Agreement"), pursuant to which Nordion North America has validated equipment, developed the process and filed a Type II Drug Master File with the U.S. Food & Drug Administration ("FDA") in respect of and is supplying Guilford's needs in a U.S. Phase II multi-center clinical trial for the Product; and

                 WHEREAS, Guilford seeks a third party contractor to supply Product for Phase II clinical trials to be conducted in Europe (the "European Phase II Clinical Trials"); and

                 WHEREAS, Guilford desires to retain Nordion, and Nordion desires to be retained by Guilford, to synthesize and supply the Product for European Phase II Clinical Trials (and thereafter, subject to mutually satisfactory completion of this Agreement and a separate agreement if any on mutually acceptable terms including pricing, for Phase III Clinical Trials and/or commercial distribution in the U.S., Europe and/or elsewhere) on the terms and conditions contained herein;

                 NOW, THEREFORE, in consideration of the mutual representations and covenants contained herein, the parties hereto agree as follows:

                 1.  Scope of Work.

                 (a) Nordion will, using due care and commercially reasonable best efforts, perform the work specified in this Agreement relating to equipment procurement, configuration and validation, and perform regulatory documentation respecting the supply of the Product for use in European Phase II Clinical Trials as specified in Schedule A attached hereto, utilizing the equipment specified in Schedule B attached hereto (the procurement of each piece of which is subject to the prior approval of Guilford) ("Equipment") (collectively, the "Work"), and report on and discuss the progress and results thereof from time to time at the request of Guilford during the term of this Agreement. The parties understand and

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




agree that the Work and the supply of Product contemplated by this Agreement are to support of Guilford's product, clinical and regulatory development plans respecting the Product, and ultimately for obtaining approval from European and other governmental authorities around the world for marketing of the Product. Nordion will comply with all applicable U.S. and European Good Laboratory Practices ("GLP"), U.S. and European Good Manufacturing Practices ("GMP") and other regulations in order for the Work and the supplied Product to meet all applicable European regulatory requirements for the conduct and completion of the European Phase II Clinical Trials. Nordion shall prepare any European equivalent of the FDA Chemistry, Manufacturing and Controls section of any filing with European regulatory authorities by for the Product. Regulatory submissions will be prepared according to European Pharmacopeia requirements and monographs.

                 (b) Guilford will supply Nordion Europe with sufficient quantities of RTI-89 as stated in Schedule F attached hereto from time to time for Nordion Europe to timely perform the obligations under this Agreement, at no charge to Nordion Europe, F.O.B. Nordion Europe's Fleurus, Belgium manufacturing facility.

                 2. Schedule. Nordion shall use commercially reasonable best efforts to perform and complete the Work, and the various components thereof, on or before November 4, 1996, pursuant to the timetable set forth in Schedule A attached hereto, provided that such deadlines will be adjusted appropriately due to delay caused by Guilford or force majeure under Section 9 below. The parties agree that, in view of the Work and the importance to Guilford of the supply of Products pursuant to this Agreement, time and quality are of the essence in this Agreement.

                 3. Consideration. As complete and exclusive consideration for the performance of the Work set forth on Schedule A attached hereto, Guilford agrees to pay Nordion Europe the amounts set forth on Schedule C attached hereto (the "Consideration"), which shall be earned and payable in accordance with that Schedule.

                 4.  Production and Supply.

                 (a) During the term of this Agreement, Guilford agrees to purchase from Nordion Europe, and Nordion Europe agrees to produce and supply, Guilford's entire requirement of Product for the European Phase II Clinical Trial, which Guilford agrees will not be less than [ * ] Batches (as defined below) of [ * ] Vials (as defined below) each. Nordion Europe warrants that all such Product supplied by Nordion Europe shall meet the specifications set forth in Schedule D attached hereto as delivered at the clinical sites (the "Specifications") and further represents and warrants that the Specifications and the methodologies used to synthesize the Product for use in European Phase II Clinical Trials shall meet all European regulatory requirements in order to conduct such clinical trials and to support Guilford's (or its designee's) application for approval to market the Product in Europe. Nordion Europe will use its commercially reasonable best efforts to supply Product in the quantities, at the times and at the locations designated by Guilford in connection with the European Phase II Clinical Trials.

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IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




                 (b) Guilford or its designate shall forward orders to Nordion Europe's address of Zoning Industriel - B-6220, Fleurus, Belgium, setting out the recipient, shipping address, protocol number, IND or European equivalent number, radioactive license number of the Product, quantity and other applicable instructions and information. Nordion Europe shall process such orders and ship the requested Product ex-Works Nordion Europe's facility in Fleuris, Belguim by mutually agreed routings and carriers, appropriately packaged and documented, within 48 hours of such order therefor as set forth on Schedule D attached hereto. Upon Nordion Europe's request, Guilford will obtain and provide to Nordion Europe, prior to shipment by Nordion Europe, documentation evidencing proper legal authority for the receipt and possession of the Product by the recipient.

                 (c) Nordion Europe will manufacture and deliver to the clinical sites Product in batches ("Batches") of a minimum of [ * ] vials ("Vials"). Each Vial shall constitute one dose of Product suitable for administration at the clinical site, meeting the radioactivity (5 mCi) and other Specifications at "Reference" (i.e., noon, Central European Time on the day immediately following the day of Product synthesis). Prior to (and where appropriate, following) each shipment, Nordion Europe shall test each Batch in accordance with the protocol set forth on Schedule E attached hereto and as may be modified by Guilford from time to time and shall furnish Guilford (attention: Christina Eaton, Manager of Quality Control) immediately upon manufacture of each Batch and quality control release and shipment thereof with a certificate of analysis, batch records, accounting of materials and other documents in form and content satisfactory to Guilford, and retain all relevant records pertaining thereto as may be required by GMP regulations and European Pharmacopeia regulations.

                 (d) Guilford shall have the right, at reasonable times and upon reasonable prior notice, to inspect Nordion Europe's development and manufacturing facilities in order to confirm Nordion Europe's compliance with GLP, GMP and other applicable European requirements for human pharmaceutical and testing protocols, conduct quality control/quality assurance audits of the Work and/or the supply of Product under this Agreement and otherwise in connection with regulatory matters relating to the conduct of the European Phase II Clinical Trials. In the event that Guilford observes a condition which causes it to believe that the Product or its method of development and production, tests, record keeping or other matters is not in compliance with GLP, GMP or other regulatory standards applicable to the development of the Product and the conduct of the European Phase II Clinical Trials, Nordion Europe and Guilford shall immediately meet (by conference telephone call or otherwise as appropriate) to discuss the concerns and any additions or modifications to bring the facilities, procedures or other matters into compliance. The parties agree to use their commercially reasonable best efforts to take all steps necessary to bring the production of the Product into full compliance with all applicable regulations and administrative requirements. In the event the parties cannot resolve the issue of compliance, a duly qualified third party expert in applicable European health regulatory requirements acceptable to both parties and bound by confidentiality, shall be engaged to resolve the issue, and the decision by such third party expert shall be binding. The cost incurred with respect to said expert shall be borne by Guilford. In the event the parties cannot agree on such an expert within 10 days, the parties agree that a qualified internal or external expert named by The Weinberg Group, Inc. of Washington, D.C. shall be accepted by the parties.

                 (e) Nordion Europe agrees to permit European regulatory authorities and the FDA to inspect Nordion Europe's product development, manufacturing and other facilities (including the Fleurus facility) and to cooperate fully with European regulatory authorities and the FDA in connection with Guilford's conduct of the European Phase II Clinical Trials and Guilford's regulatory filings relating

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IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




thereto, including furnishing information to the European regulatory authorities and the FDA at Guilford's, the European regulatory authorities' or the FDA's request, as the case may be. Guilford will reimburse Nordion's direct out-of-pocket expenses incurred in furnishing any such information to the European regulatory authorities and/or the FDA.

                 (f) Without limiting any rights or remedies available to Guilford, in the event that defective Product or Product not meeting the Specifications is shipped by Nordion Europe, Guilford, at the request of Nordion Europe, shall have the right to cause such Product to be returned to Nordion Europe or destroyed, and Nordion Europe shall on 24 hours notice as requested by Guilford or its designate re-ship conforming Product, all at Nordion Europe's cost.

                 (g) Guilford shall supply sufficient quantities of RTI-89, as set forth in Section 1.(b) above.

                 (h) Nordion Europe will use due care in the setup, operation, calibration and maintenance of the Equipment, normal wear and tear excepted.

                 (i) Nordion North America covenants to take all necessary and desirable actions (at its sole cost and expense) to furnish Nordion Europe with all information in Nordion North America's possession (including but not limited to production and analytical processes) regarding the Product necessary to enable Nordion Europe to meet its obligations under this Agreement.

                 5.  Price.

                 (a) Independent of any sums paid by Guilford to Nordion Europe with respect to the Work as set forth in Schedule A, attached hereto, Guilford shall pay to Nordion Europe during the European Phase II Clinical Trials the following purchase prices based on quantities of Product shipped as follows: (i) [ * ] per Batch; and (ii) [ * ] per Vial, if any, ordered by Guilford in excess of the minimum number of vials per Batch. Such prices shall be exclusive of any additional shipping, handling, customs and all other charges attendant to delivery of Product at the clinical sites as contemplated in this Agreement, which charges shall be for the account of Guilford.

                 (b) Guilford agrees to pay for each quantity of shipped Product within 30 days from receipt of Nordion Europe's invoice therefor and the corresponding certificate of analysis and batch records.

                 6. Term. This Agreement shall commence as of the date first appearing above and (unless earlier terminated in accordance with the terms hereof) shall expire upon the earlier of (i) July 31, 1997 and (ii) completion of the Work and the European Phase II Clinical Trials.

                 7.  Termination.

                 (a) Prior to completion by Nordion of the Work, this Agreement may be terminated

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




upon 10 days' written notice by Guilford. Upon receipt of any such termination notice, Nordion shall use its commercially reasonable best efforts to wind down the Work as quickly and economically as possible. Upon any such termination:
(i) Nordion shall be entitled to all payments earned and due (or to become due) to Nordion as set forth in Schedule C attached hereto; and (ii) Guilford shall reimburse Nordion for all direct out-of-pocket expenditures relating to performance of the Work not covered by (i) above, including any cancellation fees or penalties unavoidably incurred by Nordion, against supporting documentation in reasonable detail.

                 (b) Following completion of the Work as set forth in Schedule A attached hereto, this Agreement may be terminated upon 10 days' written notice by Guilford in the event Guilford elects for any reason in its sole discretion to terminate the European Phase II Clinical Trials; provided however, that in the event Guilford has not yet ordered the [ * ] Batch minimum requirement set forth in Section 4 hereof (and Guilford is not terminating this Agreement pursuant to subsections 7(c) or (d) below, in which case no further payments will be due under this subsection 7(b)), Guilford shall pay to Nordion Europe upon such early termination under this subsection 7(b) a sum equal to the difference, if any, between [ * ] and the amount paid or payable by Guilford to Nordion Europe hereunder for Batches ordered by Guilford pursuant to Section 4 above.

                 (c) This Agreement may be terminated by either party upon material breach by the other and failure to cure within 30 days following written notice of demand to cure, without prejudice to any and all rights, remedies and defenses available to the parties hereto.

                 (d) This Agreement may be terminated by either party in the event the other party (i) applies for or consents to the appointment of a receiver, conservator, trustee, liquidator, custodian or other judicial representative for itself or any substantial portion of its assets or properties; (ii) admits in writing its inability to pay its debts as they become due; (iii) makes an assignment for the benefit of its creditors; (iv) has an order for relief filed by a bankruptcy court for or against it or is adjudicated insolvent; or (v) files a voluntary petition admitting bankruptcy or an arrangement with creditors or takes advantage of any bankruptcy, insolvency, readjustment or debt, dissolution or liquidation law or statute, or files an answer admitting the material allegations of a petition filed against it in any proceeding; (vi) or a decree is entered by any court of competent jurisdiction approving a petition seeking reorganization or appointing a receiver, conservator, trustee, liquidator, custodian or other judicial representative, and such order, judgment or decree continues in effect for a period of sixty (60) consecutive days.

                 (e) The accrued rights and obligations of the parties shall not be affected by any termination of this Agreement. Furthermore, upon termination of this Agreement for any reason by any party, and irrespective of any claims, rights or remedies either party may have against the other under this Agreement, Nordion agrees to deliver immediately to Guilford: (i) all work product (including partial results, drafts and notes, in all tangible media including electronic format, works in progress and patents, know-how and other intellectual property) created or worked on by Nordion in, and relating directly to, the performance of its obligations under this Agreement (provided that, for the avoidance of doubt, nothing herein shall be deemed to require Nordion to deliver or transfer its interest in intellectual property owned by it prior to commencement of performance under this Agreement); (ii) any inventory

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IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




of Product or precursors thereto; (iii) any materials received from Guilford or other sources in order for Nordion to perform its obligations under this Agreement; (iv) all Equipment procured by Nordion (shipped in accordance with Guilford's instructions at Guilford's cost and risk), provided that, in the event removal of any semi-automatic dispenser purchased and commissioned by Nordion pursuant to this Agreement is not practical, the parties shall negotiate in good faith regarding a fair disposition of same; and (v) a report in reasonable detail outlining the status of the foregoing, and to do all things and execute documents as Guilford may request to transfer the Drug Master File or European equivalent to Guilford or its designate, all so that such termination or the pursuit of any such claims, rights and remedies shall not interfere with the timely development of the Product by Guilford in its absolute discretion.

                 8.  Indemnities.

                 (a) Each party shall indemnify and hold harmless the other and such other's directors, officers, shareholders, employees and agents ("Indemnitees") from and against all losses, costs or damage (including reasonable attorney fees and expenses, including allocated in-house legal costs) suffered or incurred by Indemnitees in respect of damage to or destruction of property, personal injury or death which may be caused by or arise from its negligence or that of its directors, officers, employees, agents, or representatives, except to the extent of the Indemnitees' negligence or willful misconduct.

                 (b) If Nordion is subject to allegations of or sued for patent infringement or infringement of other intellectual property rights anywhere in the world with respect to its pre-clinical and clinical manufacture and distribution of the Product pursuant to the terms of this Agreement initiated by a third party asserting infringement of its rights respecting the Product, then Guilford will indemnify Nordion and hold Nordion harmless and defend against such suits. Such indemnification is conditioned upon Nordion Europe's prompt notification to Guilford of such suit. Guilford shall, at its expense and sole discretion, have control of such litigation and all matters related thereto, including settlement.

                 (c) This Section 8 will survive any termination of this Agreement.

                 9.  Force Majeure.   Neither party shall be held liable to the
other for default or delay in the performance of its obligations under this Agreement due to an act of God, accident, fire, flood, storm, riot, sabotage, explosion, strike, labor disturbance, national defense requirements, governmental law, ordinance rule or regulation, whether valid or invalid, inability to obtain electricity or other types of energy, raw materials, labor, equipment or transportation, or any other event beyond its reasonable control. Each party shall give the other immediate notice of any occurrence of any such event of force majeure and shall use its commercially reasonable best efforts to resolve any such occurrence.

                 10.  Confidentiality.

                 (a) Nordion acknowledges that it may be provided with and develop confidential and/or proprietary information relating to Guilford, the Product, the Work, and related matters in the course of its performance under this Agreement. During the term of this Agreement and thereafter for a period of fifteen (15) years, Nordion agrees not, either directly or indirectly, to use for its own benefit or disclose

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IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




to any person, company or business any information received or derived from Guilford except to the extent such information: (i) was in the public domain at the time Nordion learned of such information under this Agreement; (ii) comes into the public domain through no fault of Nordion; (iii) except for information covered by Section 10 of the North American Agreement, was in Nordion's possession at the time it learned of such information under this Agreement, and this can be demonstrated with sufficient documentary evidence;
(iv) is obtained by Nordion from third parties not directly or indirectly under an obligation of confidentiality to Guilford, and Nordion can so demonstrate with sufficient documentary evidence; (v) is developed independently by Nordion without reference to such information, and this can be so demonstrated with sufficient documentary evidence; or (vi) is required by law or requested by the European regulatory authorities or the FDA in connection with Guilford's development of or clinical use of the Product.

                 (b) Nordion may provide Guilford from time to time under this Agreement with confidential and/or proprietary information relating to Nordion and its development and manufacturing processes and other matters. Guilford will keep such information (other than information subject to the exceptions set forth in Section 10(a)(i) through (vi) above, but with "Guilford" and "Nordion" substituted for each other in (i) through (v)) confidential, provided that nothing herein shall be deemed to limit Guilford from developing the Product and using the information and work commissioned by Guilford and furnished by Nordion relating to the performance of the Work and the supply of Products pursuant to this Agreement in connection with Guilford's development of the Product, conduct of the European Phase II Clinical Trials and regulatory filings with the FDA and the European and other regulatory authorities respecting the Product.

                 (c) If either Nordion or Guilford breaches its obligations under this Section 10, the other party shall not thereby be released from its obligations under this Section 10. Confidential information disclosed by one party hereto to the other which is specific shall not be deemed to be within any of the above exceptions listed in (i) through (vi) in Section 10(a) above merely because it is embraced by more general information coming within one of the exceptions. Any combination of features disclosed to a receiving party shall not be deemed to be within any exception merely because individual features thereof fall within one of the exceptions. The provisions of this
Section 10 shall survive any termination of this Agreement.


                 11. Non-Competition. During the term of this Agreement, Nordion will not perform development or manufacture and supply services, whether as principal, agent, third party contractor or otherwise for any company or business in a manner which directly competes with the Product. A product shall be deemed to "directly compete" with the Product only in the event it can be used or developed as an I(1,2,3) imaging diagnostic for Parkinson's Disease and involves binding to the dopamine transporter.

                 12. Independent Contractor. Nothing in this Agreement shall constitute Nordion as an employee or agent of Guilford and at all times Nordion shall, for all purposes, be an independent contractor.

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IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION





                 13. Notices. Any notice given pursuant to this Agreement will be written and personally delivered, sent by facsimile against answerback, or mailed by registered or certified mail or via a major recognized overnight courier service, postage prepaid and return receipt requested, to the parties addressed as follows:

                 if to Guilford:

                 Guilford Pharmaceuticals Inc.
                 6611 Tributary Street
                 Baltimore, Maryland  22124
                 Attention:  John P. Brennan, Vice President, Operations
                 Fax No.:    (410) 631-6450

                 if to Nordion:

                 Nordion Europe S.A.
                 Zoning Industriel
                 B-6220
                 Fleurus, Belgium
                 ATTN: Brian P. Armstrong, Managing Director
                 Fax No:  011-32-71-829221

                 with copy to:

                 Nordion International Inc.
                 447 March Road, P.O. Box 13500
                 Kanata, Ontario  K2K 1X8  CANADA
                 Attention:  David J.R. Evans, VP Technology & Business
                             Development
                 Fax No.: (613) 592-8121

All payments to Nordion Europe S.A., to be paid in BEF, shall be sent to David
T. Drummond, General Manager, Nordion Europe S.A., Zoning Industriel, B-6220, Fleurus, Belgium.

All notices shall be effective upon the day of delivery, if personally delivered or faxed against answerback; the next business day following dispatch, if sent on a business day by overnight courier; or three business days after dispatch, if mailed.

                 14. Governing Law; Jurisdiction. In the event that an unresolved dispute arises over the enforcement, interpretation, construction, or breach of this Agreement, it shall be litigated in the U.S. District Court for Maryland or the Maryland State Circuit Courts located in Baltimore City, Maryland, U.S.A. and Nordion hereby irrevocably submits to the exclusive jurisdiction of such courts for all purposes with respect to any legal action or proceeding in connection with this Agreement. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland

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IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




(without regard to any rules or principles of conflicts of law that might look to any jurisdiction outside Maryland).

                 15. Entire Agreement. This Agreement, the Schedules attached hereto and Attachment D-1 constitute the entire understanding and agreement of the parties respecting payment by Guilford for services provided by Nordion to Guilford relating to the supply of the Product for European Phase II Clinical Trials and supersedes any and all prior agreements or arrangements, written or oral, between the parties relating thereto. The foregoing notwithstanding, this Agreement in no way shall be construed to amend, modify or supersede the North American Agreement, which remains in full force and effect in accordance with its terms.

                 16. Amendments; Waivers. This Agreement may not be amended or supplemented in any way except by a written document signed by the party against whom such amendment or supplement is sought to be enforced. The failure on the part of either party to enforce, or any delay in enforcing, any right, power or remedy that such party may have under this Agreement shall not constitute a waiver of any such right, power or remedy, or release the other party from any obligations under this Agreement, except by a written document signed by the party against whom such waiver or release is sought to be enforced.

                 17. Severability. In the event that any term of this Agreement is held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other portion of this Agreement, and there shall be deemed substituted therefor such term as will most fully realize the intent of the parties as expressed in this Agreement to the fullest extent permitted by applicable law, the parties hereby declaring their intent that this Agreement be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible.

                 18. Successors and Assigns; No Assignment. This Agreement shall be binding upon the respective successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however that this Agreement may not be assigned by either party without the prior written consent of the other; provided further, however, that Nordion will not unreasonably withhold, delay or condition its consent in the event Guilford desires to assign this Agreement (a) in connection with the transfer or sale of all or substantially all of its assets or business or its merger or consolidation with another company or (b) in whole or in part to any corporate affiliate (such consent to be considered given hereunder in the event that within ten (10) of the receipt of Guilford's notice of its desire to assign this Agreement, Nordion does not respond in writing that it is withholding such consent).

                 19. Intellectual Property. All work product provided or created or inventions, improvements or developments made or invented by Nordion relating to the Product and its development, synthesis or manufacture in the course of performance under this Agreement shall be and remain the property of Guilford and work made for hire commissioned by Guilford, which shall retain all intellectual property rights therein, and Nordion will execute all documents and do all things as Guilford may reasonably request to further vest Guilford's interest in same. By way of clarification only, nothing





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IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




herein shall be deemed or interpreted to require Nordion to deliver or transfer its interest in intellectual property owned by it prior to the date of this Agreement first written above.

                 20. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                 21. Headings. The headings of this Agreement are for reference only and shall not limit or otherwise affect the meaning of the terms and conditions of this Agreement.

                 22. FDA Validation Work. Nordion acknowledges that Guilford may want, at Guilford's sole option, to use data generated in the European Phase II Clinical Trials to support Guilford's FDA submissions/applications for marketing approval for the Product in the United States. Within twenty (20) days of the date of this Agreement first written above, Guilford and Nordion Europe will consult with each other regarding (a) performance by Nordion Europe of additional validation work to ensure compliance with FDA testing protocols for the Product in order to support any such submission of data from the European Phase II Clinical Trials to the FDA and (b) the associated additional costs to Nordion Europe of performing such validation procedures. Guilford shall, at its sole option, have ninety (90) days beginning from the end of such twenty (20) day period to require that Nordion Europe conduct such validation procedures, and Guilford shall promptly reimburse Nordion Europe's direct costs associated therewith. The precise scope of validation work and payment schedule shall be set forth in a written addendum to this Agreement signed by all the parties hereto.


                  [Remainder of page left intentionally blank]

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION





                 IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


GUILFORD PHARMACEUTICALS INC.              NORDION INTERNATIONAL INC.



By: /s/ John P. Brennan                    By: /s/ David J.R. Evans
   ---------------------------------          ---------------------------------
Name:  John P. Brennan                     Name:    David J. R. Evans
Title:   Vice President, Operations        Title:   Vice President, Technology
                                                    & Business Development


                                           NORDION EUROPE S.A.



                                           By: Brian P. Armstong by
                                               /s/ David R. Drummond,
                                                   Attorney-in-Fact
                                              ---------------------------------
                                           Name:  Brian P. Armstrong
                                           Title:   Managing Director

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




                                                                      Schedule A




                                     [ * ]

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




                                   Schedule B

                                 EQUIPMENT LIST



                                     [ * ]





NOTE 1: Nordion will use commercially reasonable best efforts to reduce the acquisition costs of the [ * ] and [ * ] by using a dedicated detector system on an existing Nordion Europe [ * ] instrument, subject to the mutual agreement of Nordion and Guilford.

NOTE 2: The two Miscellaneous Equipment items set forth as (e) and (f) above are firm fixed prices. The prices for all other equipment are estimates, and such final prices will be based on actual supplier invoices. Purchase of all Equipment shall be subject to the prior written consent of Guilford, and Nordion shall not be authorized to purchase any piece of Equipment under this Agreement without such prior written consent.

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




                                                                      Schedule C
                               PAYMENT SCHEDULE*

Within 30 days of execution and delivery of Agreement   [ * ]**   paid in BEF

Within 30 days following:

      Completion of Phase I       due week 4            [ * ] plus the aggregate
                                                              purchase price for
                                                              the equipment set
                                                              forth on Schedule
                                                              B in excess of
                                                              the initial [ * ]
                                                              payment

      Completion of Phase II      due week 12           [ * ]

      Completion of Phase III     due week 16           [ * ]

      Completion of Phase IV      due week 19           [ * ]

      Completion of Phase V       due week 23           [ * ]


PHASE I - This Phase of the project is complete when copies of invoices for the equipment arrive at Guilford. Payment 1, end of week 4.

PHASE II-  Installation and Validation.   This Phase is completed with copies
of the validation records are shipped to Guilford.  Payment 2, end of week 12

PHASE III - Commissioning the Lab and formulation work. The work is consider complete with the delivery of a copy of the paper work and data from the three validation runs. Payment 3, end of week 16

PHASE IV - Documentation. Procedure revisions, Translations, STM, SOP's and specifications that need to be written or re-written. This Phase is completed when Guilford QC staff verifies the documentation is in place. Payment 4, end of week 19.

PHASE V - Regulatory phase. This phase is completed with the filing of Type II DMF or European equivalent with the European authorities. Payment for this Phase corresponds with the delivery of the development report. Payment 5, end of week 23.


* All payments shall be made in BEF and shall be remitted no later than 30 days following receipt by Guilford of a duly completed invoice in accordance with the payment schedule set forth above.

** Represents a prepayment creditable against the purchase price for Equipment (other than items (e) and (f) set forth on Schedule B)

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION



                                                                      Schedule D


                          SPECIFICATIONS FOR PRODUCTS


 TEST                                        SPECIFICATION                NOTES
 ----                                        -------------                -----
 Identify (HPLC)                             [ * ]                           1
 Radiochemical purity                        [ * ]
 Radioisotopic purity                        [ * ]                           2
 Radioactive concentration                   [ * ]
 Specific activity
 (1R)-trimethylstannyl-Beta-CT               [ * ]                           3
  (1R)-Beta-CT                               [ * ]                           4
 (1R)-chloro-Beta-CT                         [ * ]                           4
 pH                                          [ * ]                           4
 Visual Inspection                           [ * ]
 Sterility Test                              [ * ]
                                             [ * ]

 Pyrogen Test (LAL)                          [ * ]




NOTES.

1.    [ * ]
2.    [ * ]
3.    [ * ]
4.    [ * ]

SHIPMENT INSTRUCTIONS:

Priority overnight delivery by Nordion Logistics Network according to the Attachment D-1 attached hereto for delivery at each customer location at times mutually agreed by the parties. All Product will be shipped at ambient temperatures. In no event shall delivery of Product to a site occur more than 24 hours following Product synthesis and labeling unless such site is either at a location not listed on Attachment D-1 or to which delivery cannot be made in such 24 hour time period as indicated on Attachment D-1 (i.e., sites with a Delivery Time stated as later than "D+1 less than 12h00"; e.g., remote sites located in the Spanish islands).

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




                                                                      Schedule E


                         TESTING PROTOCOL FOR PRODUCTS


PURITY OF [(1,2,3)I]Beta-CIT

[ * ]





STRENGTH

[ * ]





QUALITY

[ * ]

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION




pH

[ * ]





SPECIFIC ACTIVITY

[ * ]





STERILITY AND APYROGENICITY

[ * ]





STERILITY ASSAY

[ * ]





BACTERIAL ENDOTOXIN ASSAY (LAL TEST)

[ * ]





MODIFICATIONS TO THE ABOVE TESTS

         [ * ]

CERTAIN PORTIONS OF THIS EXHIBIT, DESIGNATED BY AN ASTERISK, HAVE BEEN OMITTED IN RELIANCE ON RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND A COPY OF THE UNREDACTED EXHIBIT HAS BEEN SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSSION





                                                                      Schedule F


         NON-RADIOACTIVE REFERENCE STANDARDS TO BE SUPPLIED BY GUILFORD


[ * ]